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                       SECURITIES AND EXCHANGE COMMISSION

                              Washington D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):  JANUARY 25, 2002
                                                  -------------------------

                             STARMEDIA NETWORK, INC.
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             (Exact name of registrant as specified in its charter)


            DELAWARE                       1-15015                06-1461770
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(State or other jurisdiction of    (Commission File Number)     (IRS Employer
         incorporation)                                      Identification No.)


                 29 West 36th Street
                 NEW YORK, NEW YORK                              10018
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       (Address of principal executive offices)                (Zip Code)


Registrant's telephone number, including area code:    (212) 905-8200
                                                    --------------------



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         (Former name or former address, if changed since last report)


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This Report on Form 8_K is being filed upon the occurrence of the events specified in the following item(s)

_____ Item 1. Changes in Control of Registrant
_____ Item 2. Acquisition or Disposition of Assets
_____ Item 3. Bankruptcy or Receivership
_____ Item 4. Changes in Registrant's Certifying Accountant
_____ Item 5. Other Events
_____ Item 6. Resignations of Registrant's Directors
_____ Item 7. Financial Statements and Exhibits
_____ Item 8. Change in Fiscal Year
_XX__ Item 9. Regulation FD Disclosure



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ITEM 9

         NOTE TO INVESTORS TO BE POSTED ON STARMEDIA'S WEB SITE.


January 25, 2002

As previously announced, StarMedia Network's Board of Directors formed a Special Committee in November 2001 that is conducting an investigation into the revenue recognition practices of two of its Mexican subsidiaries, AdNet S. A. de C.V. and StarMedia Mexico, S.A. de C.V. . The Special Committee and the Company are working diligently with its independent auditors and with outside counsel to complete the investigation.

StarMedia's shares have been on an extended trading halt since November 19, 2001. Trading resumption on the NASDAQ is subject to NASDAQ's approval upon the completion of the investigation and the issuance of restated financial statements. At this time, there is no definitive date for this.

In addition, on November 21, 2001, StarMedia was notified by NASDAQ that its shares are subject to possible delisting due to failure to file its 10-Q for the third quarter in a timely fashion. Subsequently, StarMedia had a hearing with NASDAQ Listing Qualifications Panel where it asked for a review of the Staff Determination. The Company is awaiting NASDAQ's notice regarding the outcome of this review. There can be no assurance the Panel will grant StarMedia's request for continued listing.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       STARMEDIA NETWORK, INC.


     January 25, 2002                  /s/ Michael Hartman
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     (Date)                            Name: Michael Hertman, General Counsel